UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2012

GEORGIA-CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 731-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (1)  On April 23, 2012, the Board of Directors (the “Board”) of Georgia-Carolina Bancshares, Inc. (the “Company”) approved several amendments to the 2004 Incentive Plan (the “Amendments”), which were incorporated into an Amended and Restated 2004 Incentive Plan (the “Amended and Restated 2004 Plan”). The Amendments addressed the following substantive matters:

●
revised the definition of “Fair Market Value” to provide the Board flexibility in determining fair market value on any given date as may be required by the Internal Revenue Code of 1986, as amended (the “Code”), for tax purposes;

●	provided that stock option awards (including non-qualified options) must be made at 100% of fair market value on the date of grant;

●	provided that an award of restricted stock may provide for lapse of restrictions upon retirement on or after age 65, in the discretion of the Board; and

●	provided for other technical changes for conformity and compliance with Section 409A of the Code, related to deferred compensation.

(2)  On April 23, 2012, the Board also approved restricted stock awards to two named executive officers of the Company under the Company’s Amended and Restated 2004 Plan.

The Company uses long-term incentive compensation to focus on the importance of returns to shareholders, promote the achievement of long-term performance goals, encourage executive retention, and promote higher levels of Company stock ownership by executives.

The following table shows the restricted stock awards granted under the Amended and Restated 2004 Plan to the named executive officers of the Company:

Named Executive Officer	Title	Time-Based Restricted Stock Granted Pursuant to Amended and Restated 2004 Plan
Remer Y. Brinson, III	President; Chief Executive Officer	5,000
Thomas J. Flournoy	Chief Financial Officer	2,500

The vesting of the restricted stock granted under the Amended and Restated 2004 Plan is time-based and all shares vest on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

Dated: April 25, 2012	By:	/s/ Remer Y. Brinson III
Remer Y. Brinson III President and Chief Executive Officer